Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-4 of our report dated February 26, 2025 relating to the consolidated financial statements of FineMark Holdings, Inc. as of December 31, 2024 and 2023, and for the years ended December 31, 2024 and 2023, appearing in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Hacker, Johnson & Smith PA

HACKER, JOHNSON & SMITH PA

Tampa, Florida

December 3, 2025